AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated this 29th day of June, 2016, between VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust, with its principal office located at c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, New York 11788 (“Borrower”), and SUNWEST BANK, a California banking corporation, with its principal office located at 2050 Main Street, Suite 300, Irvine, California 92614 (“Lender”).

RECITALS

A.       Lender and Borrower entered into that certain Credit Agreement dated February 5, 2014, as amended by that certain First Amendment to Credit Agreement dated May 27, 2015, and as further amended by that certain Second Amendment to Credit Agreement and Waiver dated February 5, 2016 (collectively, the “Existing Credit Agreement”), pursuant to which the Lender extended certain commitments and made certain loan advances to Borrower.

B.       Borrower hereby desires to amend and restate the Existing Credit Agreement, and Lender is willing to amend and restate the Existing Credit Agreement, subject to the terms and conditions set forth herein and in the other Loan Documents (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1              Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Debtor” means any Person who is or who may become obligated to Borrower under, with respect to, or on account of any Accounts, Contract Rights, General Intangibles or any other Collateral.

“Account Shortfall Amount” means, at any time, an amount, if any, equal to the excess of the Minimum Cash Amount over the then-current cash balance in the SWB Account.

“Accounts” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower, the Proceeds and products thereof, and, in any event shall include without limitation, each of the following, whether now owned or hereafter acquired by Borrower: (a) all Real Estate Loans and all notes, drafts, acceptances, instruments, and chattel paper evidencing or arising therefrom; (b) all accounts receivable of Borrower; (c) all rights of Borrower to payment for goods sold or leased or services rendered or the license of intellectual property, whether or not earned by performance; (d) all rights of Borrower to receive any payment of money or other form of consideration for goods sold or leased, services rendered, or loans made; (e) all security pledged, assigned, or granted to or held by Borrower to secure any of the foregoing; and (f) all guaranties of, or indemnifications with respect to any of the foregoing.

“Acquisition Cost Amount” means, at any time, an amount equal to thirty-three percent (33%) of the aggregate acquisition cost to the Borrower of each Real Estate Loan acquired by Borrower from time to time.

“Advance” means an advance or disbursement of proceeds by Lender to Borrower pursuant to this Agreement.

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with a party hereto (e.g. Borrower or Lender). A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise. A Person shall also be deemed an Affiliate of another Person, if such Person is an officer, director, employee or subsidiary of such other Person.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Amendment and Restatement Date” or “A&R Date” means June 29, 2016.

“Appraised Value” means the appraised value of a Real Estate Asset as determined by a third-party appraisal firm, which firm is not an Affiliate of Borrower.

“Asset Manager’ means Behringer Advisors, LLC, a Delaware limited liability company, in its capacity as the investment adviser of the Borrower.

“Authorized Officer” means the following officers or other representatives of Asset Manager, and such other officer or other individual as Asset Manager may designate as an Authorized Officer by means satisfactory to Lender: Michael Cohen, Jason Hall and Stanton P. Eigenbrodt.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrowing” means a borrowing consisting of the making of an Advance.

“Borrowing Base” means, at any time, an amount equal to thirty-three percent (33%) of the aggregate value of the Eligible Portion of the outstanding amount of all Eligible Loans.

“Borrowing Base Certificate” means the certificate in substantially the form of Exhibit A attached hereto, prepared and certified by an Authorized Officer of Asset Manager and submitted by Borrower to Lender in support of a request for an Advance or as otherwise delivered to Lender in accordance with the terms of this Agreement. Each Borrowing Base Certificate shall include a calculation of (a) the Borrowing Base, (b) the Net Asset Value, and (c) the Acquisition Cost Amount.

“Broker’s Price Opinion” means an opinion provided by a real estate broker as to the value of a Real Estate Asset, determined based on a comparison of no less than three (3) similar properties recently sold on the market, and reasonably adjusted by such real estate broker to account for differences among the properties.

“Business Day” means a day, which is not a Saturday, Sunday, or other day on which banks are required or authorized to close in Irvine, California.

“CCP” has the meaning specified in Section 8.13(a).

“CNB Account” means Borrower’s deposit account, account number 260117017, maintained with City National Bank.

“Code” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“Collateral” means the property covered by the Security and Pledge Agreement and the other Security Documents and any other property, real or person, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Lender to secure the Advances Outstanding or any other obligations under this Agreement, the Note or under any other Loan Documents.

“Commitment” has the meaning specified in Section 2.1.

“Contract Rights” means any right of Borrower to a payment under a contract for goods sold or leased, services rendered, or money lent.

“Control” has the meaning set forth in Article 8 and Article 9 of the UCC.

“Control Agreement” means a tri-party agreement, which tri-party agreement provides that the bank or securities intermediary maintaining the applicable underlying Borrower deposit account, securities account, custodial account or other account will comply with the instructions of the Lender without further consent from Borrower, and be in form and substance otherwise acceptable to Lender.

“CRC” has the meaning specified in Section 8.13(a).

“Custodial Account” means Borrower’s securities account, account number 6734304550, maintained with the Custodian, which Custodial Account is subject to the terms of the Custodian Agreement.

“Custodian” means Union Bank, N.A., or such other Custodian as shall be appointed by Borrower and approved by Lender, which approval shall not be unreasonably withheld; provided that each Custodian shall execute and deliver such additional documents, including, but not limited to, one or more Control Agreement(s), and take such other actions as may be necessary or appropriate to carry out the provisions of this Agreement and the other Loan Documents.

“Custodian Agreement” means an agreement by and between Custodian and Borrower, which shall be in form and substance acceptable to Lender, with respect to the Custodian’s custody of, among other things, certain portions of the Collateral, including, but not limited to, that certain Custodian Agreement (Foreign and Domestic Securities) dated as of September 1, 2011 executed by Borrower and Custodian, as may be amended, supplemented, modified or restated from time to time.

“Deposit Account Maintenance Fee” has the meaning specified in Section 2.10.

“Default” has the meaning specified in the definition of “Event of Default.”

“Default Rate” has the meaning specified in Section 2.4(b).

“Delinquency Report” has the meaning specified in Section 5.3(a)(i).

“Dispute” has the meaning specified in Section 8.13(a).

“Dollars”, “dollars” or the symbol “$” means lawful money of the United States of America denominated in United States dollars.

“Effective Date” means the first Business Day on which all conditions to the making of Advances set forth in Article III of the Existing Credit Agreement were satisfied or waived in writing by Lender.

“Effective Tangible Net Worth” means, as of any date of determination, the excess of Borrower’s total assets (which, for clarity, shall include, without limitation, each of the Real Estate Loans, the value of which is determined based on third party daily valuations of the Real Estate Loans received by Borrower) over the Total Liability of Borrower determined in accordance with GAAP. Borrower’s total assets for purposes hereof shall exclude (i) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges including unamortized debt discount and research and development costs), (ii) treasury stock, (iii) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business of Borrower, (v) treasury stock and capital stock, obligations or other securities of or capital contributions to or investments in any Subsidiary, and (vi) Indebtedness owing to Borrower by any Subsidiaries, officers, director, shareholder or Affiliate of Borrower.

“Eligible Loan” means a Real Estate Loan purchased by Borrower which meets all of the following requirements (unless otherwise agreed to or waived by Lender in writing) and continues to do so until collected in full:

(i)       the loan is secured by a title insured first trust deed or first lien mortgage against the Real Estate Asset, and such lien is superior to any other lien against the applicable Real Estate Asset, except for liens for taxes, assessments, homeowner association dues and similar charges not yet delinquent;

(ii)       neither the Borrower nor the Asset Manager shall have taken any enforcement or other foreclosure action (whether judicial or non-judicial) against the Real Estate Asset securing the Real Estate Loan, or foreclosed upon the Real Estate Asset securing the Real Estate Loan, or taken possession of the Real Estate Asset;

(iii)       the loan’s then current unpaid balance as of the date of the most recently delivered Borrowing Base Certificate shall represent no more than 5% of the Borrower’s total assets as set forth in the financial statements most recently delivered by Borrower to Lender in accordance with Section 5.3(a)(i)(1) and 5.3(a)(i)(2);

(iv)       the loan is no more than two monthly payments past due its original contractual payment terms;

(v)       the loan is not subject to any set-off, counter claim, deduction, allowance, adjustment or defense on the part of the Underlying Obligor, challenging their obligation under the Real Estate Loan;

(vi)       the loan has not been subject to any modification by the Asset Manager or the Borrower to its original terms, including, any modification to its original interest rate, maturity, and/or other contractual terms since the time it was acquired by Borrower;

(vii)       the loan is not subject to any lien, deed of trust, mortgage, assignment of claim or other security interest other than in favor of Borrower;

(viii)       the Underlying Obligor of the loan is not an Affiliate of Borrower or the Asset Manager;

(ix)       the loan does not represent an obligation for which Borrower has received a notice of bankruptcy, receivership, insolvency or material adverse change in the financial condition or prospects of the Underlying Obligor;

(x)       the promissory note evidencing such Eligible Loan has been duly endorsed in blank, or with such other form of endorsement as Lender may require;

(xi)       the loan was not purchased within the last sixty (60) days of the date of the most recently delivered monthly materials in accordance with Section 5.3(a)(i)(3); and

(xii)       the applicable documents with respect to each Eligible Loan have been delivered to the Custodian pursuant to the terms of this Agreement and the Custodian Agreement.

Notwithstanding the foregoing, Lender shall have the right to require Borrower to obtain an Appraised Value of any Real Estate Asset for any Real Estate Loan that is purchased by Borrower with a purchase price equal to greater than $500,000. For any Real Estate Loan that is required by Lender to be appraised with an Appraised Value, such Real Estate Loan shall not be deemed an Eligible Loan under the Borrowing Base until such Appraised Value has been obtained, and from and after the Appraised Value has been obtained, such Appraised Value shall be the value of such Real Estate Loan for purposes of any Borrowing Base calculation.

“Eligible Portion” means only such portion of any Eligible Loan that represents no more than 80% of the Broker’s Price Opinion of the underlying Real Estate Asset as determined at the time of the acquisition of the Real Estate Loan by the Borrower.

“Environmental Laws” means any and all federal, state and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., as the same may be amended, supplemented or replaced from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the release or threatened release of a Hazardous Material into the environment, resulting from the past, present or future operations of such Person or its Affiliates.

“Equipment” means any “equipment” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Borrower and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures and vehicles now owned or hereafter acquired by Borrower and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any of the events specified in Section 7.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

“Existing Credit Agreement” has the meaning specified in the Recitals.

“Facility Fee” has the meaning specified in Section 2.9.

“First Amendment Effective Date” means May 27, 2015.

“Floating Rate” means a rate, equal to the greater of (a) Prime Rate, and (b) three and one-half percent (3.50%), but in no event will the Floating Rate be more than the maximum rate allowed by applicable law.

“GAAP” means generally accepted accounting principles applicable in the United States, consistently applied.

“General Intangibles” means any and all of Borrower’s “general intangibles” as such term is defined in the UCC.

“Governmental Authority” means the United States of America, any applicable state, county, city or other political subdivision, agency, department, commission, district, board, bureau or instrumentality of any of the foregoing, which now or hereafter has jurisdiction over Borrower or all or any portion of the Collateral.

“Hazardous Material” means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure, any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined in 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, polychlorinated biphenyls, and asbestos in any form or condition.

“Indebtedness” means, with respect to any Person: (i) all items of indebtedness or liability which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date of determination; (ii) indebtedness secured by any Lien on property carried on the asset side of the balance sheet of such Person whether or not such indebtedness shall have been assumed; (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such Person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such Person otherwise assures a creditor against loss; and (iv) any other obligations of such Person under leases which shall have been or, pursuant to GAAP, should be recorded as capital leases.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, any assignment for the benefit of creditors, or any other proceeding seeking reorganization, arrangement or other relief from Indebtedness.

“Inventory” means any and all of Borrower’s “inventory” as such term is defined under the UCC including, without limitation any goods (including, without limitation, goods in transit) wheresoever located which are or may at any time be leased by Borrower to a lessee, held for sale or lease, furnished under any contract of service, or held as raw materials, work in process, or supplies or materials used or consumed in Borrower’s business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or other disposition of which has given rise to an Account, Contract Right, General Intangible, instrument or chattel paper which are returned to and/or repossessed and/or stopped in transit by Borrower or Lender or any agent or bailee of either of them, and all documents of title or other documents representing the same.

“Investment Adviser Act” means the Investment Adviser Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lender” has the meaning specified in the Preamble.

“Liabilities” means, at any particular time, all amounts which, in conformity with GAAP would be included as liabilities on a balance sheet of a Person.

“Lien” means any pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

“Loan Documents” means this Agreement, the Note, the Security Documents, the Subordination Agreements, the Custodian Agreement, and any and all other documents, instruments and agreements related thereto as the same may be amended, supplemented, extended or replaced from time to time.

“Material Adverse Effect” means any condition or set of circumstances or events which could reasonably be expected to cause an incurable Event of Default or any material adverse effect on: (a) the business, assets, operations, capitalization, property, condition (financial or otherwise) or prospects of Borrower; (b) the validity, perfection or priority of the liens of Lender on the Collateral; or (c) the ability of Borrower to pay and perform its obligations as they become due, including all obligations under the Loan Documents.

“Maturity Date” means January 5, 2018.

“Maximum Amount Outstanding” means, as of any date of determination an amount equal to the least of (i) the amount of the Borrowing Base, (ii) the Commitment, (iii) the Net Asset Value, and (iv) the Acquisition Cost Amount.

“Minimum Cash Amount” means an amount equal to ten percent (10%) of the Commitment.

“Net Asset Value” means, at any time, an amount equal to thirty-three percent (33%) of the net asset value of Real Estate Loans purchased by the Borrower, as calculated using the Borrower’s calculation methodology used as of the Effective Date, and which calculation is otherwise reasonably acceptable to Lender.

“Note” means the Amended and Restated Revolving Line of Credit Promissory Note, in the stated principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) payable to the order of Lender dated as of the First Amendment Effective Date evidencing the aggregate Indebtedness of Borrower to Lender under this Agreement.

“Outstanding” means, as of any date of determination, the aggregate principal amount of Advances remaining unpaid and owing by Borrower to Lender pursuant to this Agreement.

“Payment Default” has the meaning specified in Section 5.17(c).

“Permitted Liens” means (a) liens securing indebtedness owed by Borrower to Lender, (b) liens for taxes, assessments or similar charges not yet delinquent, (c) liens of materialmen, mechanics, warehousemen or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent, (d) liens which have been disclosed to and approved by Lender in writing, and (e) liens on equipment leased under capital leases in favor of the lessor thereof disclosed to and approved by Lender in writing prior to the execution hereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or any governmental authority or entity.

“Prime Rate” means the Prime Rate as published in the Wall Street Journal (Western Edition) “Money Rates” section from time to time, as determined by the Lender.

“Proceeds” means any “proceeds,” as such term is defined under the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Borrower from time to time with respect to any of the Collateral (excluding the sale of repossessed vehicles), (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any state, federal or other court or governmental department, commission, board, bureau, agency or instrumentality.

“Prospectus” means, collectively, Borrower’s Prospectus and Statement of Additional Information, as most recently filed with the SEC.

“Real Estate Asset” means any residential real estate consisting of no more than 4 dwellings, located in the Continental United States.

“Real Estate Loan” means any loan made to an Underlying Obligor secured by a title insured first deed of trust or first lien mortgage against a Real Estate Asset and evidenced by Real Estate Loan Documents applicable to such loan.

“Real Estate Loan Documents” means all promissory notes, deeds of trust, mortgages, security agreements or similar instruments evidencing or securing a Real Estate Loan which have been executed by an Underlying Obligor and are payable to or in favor of Borrower or otherwise in blank.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the environment, (b) prevent the release or threatened release or minimize the further release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other properties) with respect to any share of any class of capital stock of Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of Borrower.

“SEC” means the Securities and Exchange Commission.

“SEC Filings” has the meaning specified in Section 5.3(a)(i).

“Security and Pledge Agreement” means the Security and Pledge Agreement dated the date of this Agreement among Borrower and Lender as the same may be amended, supplemented, extended or replaced from time to time.

“Security Documents” means the Security and Pledge Agreement and all other documents, instruments and agreements (a) under which any Person grants a security interest to Lender for the purpose of securing the obligations of Borrower contained in this Agreement and the other Loan Documents, or (b) which relate to the perfection of such a security interest as the same may be amended, supplemented, extended or replaced from time to time.

“Servicing Agreement” means that certain Servicing Agreement dated as of June 24, 2015, executed by Statebridge and Borrower, as may be amended, supplemented, modified or restated from time to time.

“Statebridge” means Statebridge Company, LLC, a Colorado limited liability company.

“Subordinated Debt” means all debt of Borrower whether now existing or hereafter incurred which is subordinate in right of payment to the indebtedness evidenced by the Note and this Agreement, pursuant to a written subordination agreement in form and content satisfactory to Lender.

“Subordination Agreement” means, with respect to any Indebtedness of Borrower, an agreement in form and substance satisfactory to Lender, pursuant to which such Indebtedness is subordinated in right of payment and otherwise to the Indebtedness and other obligations of Borrower to Lender under this Agreement as the same may be amended, supplemented, extended or replaced from time to time.

“Subsidiary” means any corporation, limited liability company, partnership or other entity in which a majority (i.e. more than 50%) of (i) the total combined voting power of all classes of stock or other equity interests of which or (ii) the outstanding equity interests of which shall, at the time as of which any determination is made, be owned by Borrower either directly or through Subsidiaries.

“Superior Court” has the meaning specified in Section 8.13(c).

“SWB Account” means Borrower’s account, account number [________], maintained with Lender, which shall be used by Borrower for disbursements and deposits.

“Total Liability” means all of Borrower’s Liabilities and debts determined in accordance with GAAP.

“UCC” means the Uniform Commercial Code as enacted in the state of California.

“Underlying Obligor” means the borrower under any Real Estate Loan.

“Unused Commitment” means, as of any date of determination, an amount equal to the Maximum Outstanding Amount minus the sum of (i) the aggregate principal amount of all Advances Outstanding plus (ii) the aggregate principal amount of all Advances for which a borrowing request has been made pursuant to Section 2.3 but which have not been disbursed as of the date of determination.

1.2              Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date: (a) the word “from” means “from and including,” (b) the words “to” and “until” each means “to but excluding”; and (c) the word “through” means “through and including.”

1.3              Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed, and all accounting procedures shall be performed, in accordance with GAAP.

1.4              UCC Terms. Terms (whether or not capitalized) defined in the UCC which are not otherwise defined in this Agreement shall have the meanings as defined in the UCC as in effect on the date of this Agreement.

ARTICLE II

AMOUNTS AND TERMS OF THE BORROWINGS

2.1              The Commitment. Subject to the terms and conditions of this Agreement, Lender shall make available to Borrower a revolving credit facility in the maximum amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Commitment”) consisting of Advances.

2.2              The Borrowings.

(a)               Advances. Lender agrees, on the terms and conditions set forth below, during the period from the Effective Date to the Maturity Date, to make Advances to Borrower, from time to time and on any Business Day, in an aggregate amount not to exceed the Maximum Amount Outstanding.

(b)               Prepayment. Borrower may prepay or otherwise repay any amount of the aggregate principal amount of Advances Outstanding pursuant to Section 2.6 and re-borrow pursuant to this Section 2.2.

2.3              Making the Borrowings.

(a)               Borrowing Requests. Each request for an Advance shall be evidenced by a borrowing request executed by an Authorized Officer of Asset Manager, which borrowing request may by delivered by email, facsimile or personal delivery to Lender no later than 2:00 P.M. (Orange County, California time). Each borrowing request shall be accompanied by all documents described in Section 2.3(b) not previously provided to Lender within thirty (30) days of the requested date of Borrowing. Subject to the Maximum Amount Outstanding, Asset Manager may submit multiple requests for Advances in any 30 calendar day period after submission of its most recent Borrowing Base Certificate.

(b)               Required Submissions. Prior to the making of an Advance, Borrower and Asset Manager shall submit, via email, facsimile or personal delivery, a Borrowing Base Certificate to Lender; provided, however, that a Borrowing Base Certificate that has been provided to Lender within 30 calendar days prior to the date of any Advance shall be deemed to comply with this Section 2.3(b). In no event shall an Advance be made by Lender if the most recently delivered (i) Borrowing Base Certificate or (ii) statement of assets prepared by the Custodian setting forth the Collateral held by the Custodian, are more than 30 calendar days old.

(c)               Required Certifications. In addition to the required documents outlined in Section 2.3(b), Asset Manager will certify to Lender, on behalf of Borrower, prior to the making of an Advance, that (i) each Account that is classified as an Eligible Loan meets all of the criteria set forth in the definition of Eligible Loan; (ii) Borrower has duly endorsed in blank, or with such other form of endorsement as Lender may require, the promissory note evidencing each Eligible Loan; (iii)  Borrower has delivered to the Custodian pursuant to the Custodian Agreement, with respect to each Real Estate Loan purchased or otherwise owned by Borrower, all original Real Estate Loan Documents underlying such Real Estate Loan; and (iv) the Custodian Account is subject to a valid and enforceable Control Agreement in favor of Lender. On or prior to the A&R Date, the Custodian, Lender and Borrower shall enter into a reaffirmation of the Control Agreement covering the Custodial Account, which reaffirmation shall reaffirm that the Custodian will comply with the instructions of the Lender without further consent from Borrower under the terms set forth in the Control Agreement, and be in form and substance otherwise acceptable to Lender. Upon the occurrence of an Event of Default, Lender shall have the right in its sole discretion to cause Borrower to terminate the Custodian Agreement pursuant to the terms thereof, and Borrower shall thereafter deliver all of the documents set forth in item (iii) above directly to Lender. Upon the occurrence of an Event of Default, Lender hereby retains the right to require Borrower, from time to time, to enter into such new custodial arrangements with such third-party custodians as Lender may require in its sole discretion, consistent with the requirements of the Investment Company Act. All Real Estate Loans purchased or otherwise owned by Borrower shall, regardless of their location, be deemed to be under Lender’s dominion and Control (with files so labeled).

(d)               Availability of Borrowings; Deposit Accounts. Lender shall make Borrowings available to Borrower in immediately available funds to the SWB Account, or such other account of Borrower as may be approved by Lender, in its sole discretion. The CNB Account shall be subject to a Control Agreement, and on or prior to the A&R Date, a reaffirmation of the Control Agreement shall have been delivered to Lender in form and substance acceptable to Lender.

2.4              Interest Rates: Late Charges.

(a)               Calculation and Payment of Interest. Borrower shall pay interest on the unpaid principal amount Outstanding from the date of any Advance until paid in full at the rate per annum equal to the Floating Rate in effect from time to time, which amount shall be payable monthly on the last day of each calendar month following the Advance.

(b)               Default Rate. Notwithstanding any contrary provision of this Agreement or any other Loan Document, after the occurrence and during the continuance of an Event of Default, and without notice or demand, all principal, interest and other amounts owing under this Agreement, the Note and the other Loan Documents shall bear interest at a rate per annum equal at all times to the lesser of (i) the Floating Rate plus five percent (5%) and (ii) the maximum rate allowed by law (the “Default Rate”). The election by Lender not to charge the Default Rate with respect to an Event of Default shall not in any way limit Lender’s right to later charge the Default Rate with respect to the same or any other Event of Default, whether of a similar or a different nature.

(c)               Maximum Interest. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount permitted under any applicable law or regulation, and if any payments by Borrower exceed such maximum amount, the excess shall be applied first to reduce the amounts owing to Lender under this Agreement and the other Loan Documents in such order as Lender may elect, next to reduce any other amounts owing by Borrower to Lender in such order as Lender may elect, and any excess shall be refunded to Borrower.

2.5              Repayment of Principal. Outstanding principal shall be repaid as follows:

(a)               If, at any time the amount of the Advances Outstanding exceeds the Maximum Amount Outstanding, Borrower shall immediately pay to Lender an amount sufficient to reduce the amount Outstanding to an amount that is less than or equal to the Maximum Amount Outstanding.

(b)               Subject to the other provisions of this Agreement, the principal amount Outstanding, together with all accrued and unpaid interest thereon and all other amounts owing by Borrower to Lender under the Loan Documents, shall be repaid on or before the Maturity Date.

2.6              Prepayments. Borrower may prepay any Advances Outstanding without premium or penalty, subject to the provisions of Section 2.9 below.

2.7              Payments and Computations.

(a)               Borrower shall make each payment hereunder and under the Note, without offset or deduction of any kind, not later than 1:00 P.M. (Orange County, California time) on the day when due in U.S. Dollars to Lender at Sunwest Bank located at 2050 Main Street, Suite 300, Irvine, California 92614 or at such other location designated by notice from Lender pursuant to the notice provision of this Agreement, in immediately available funds. Any payment received by Lender after such time shall be deemed to have been received on the next succeeding Business Day.

(b)               All computations of interest shall be made by Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by Lender of an interest rate or an increased cost or of illegality hereunder shall be presumptive evidence thereof and binding for all purposes absent a showing of material error.

(c)               Whenever any payment hereunder or under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

2.8              Evidence of Debt. The Advances made by Lender to Borrower shall be evidenced by the Note, payable to the order of Lender. Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower resulting from Advances and payments made from time to time under this Agreement. In any legal action or proceeding in respect of this Agreement or the Note, the entries made in such account or accounts shall be presumptive evidence of the existence and amounts of the obligations of Borrower therein recorded absent a showing of material error, and neither the original nor a copy of the Note shall be required to establish or prove any obligation of Borrower.

2.9              Facility Fees. Borrower shall pay to Lender a non-refundable loan fee in the amount of Seventy-Five Thousand Dollars ($75,000) (“Facility Fee”), which Facility Fee shall be fully earned and payable to Lender on the A&R Date in immediately available funds.

2.10          Minimum Deposit Account Maintenance Fee. Borrower shall pay to Lender a fee equal to one and one-quarter of one percent (1.25%) times the average daily Account Shortfall Amount during each fiscal quarter (the “Deposit Account Maintenance Fee”), which Deposit Account Maintenance Fee shall be fully earned when paid and payable by Borrower in immediately available funds quarterly in arrears within thirty (30) days after Borrower’s receipt of a statement from Lender, delivered by Lender to Borrower no later than thirty (30) days following the end of each fiscal quarter, calculating and evidencing the amount of any Deposit Account Maintenance Fee owing for such fiscal quarter. The Deposit Account Maintenance Fee shall be determined based on Lender’s calculation of the Account Shortfall Amount and such determination of the Deposit Account Maintenance Fee shall be conclusive absent manifest error.

ARTICLE III

CONDITIONS OF BORROWING

3.1              Conditions Precedent to Agreement. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)               Lender shall have received this Agreement and all of the Loan Documents in form and substance satisfactory to Lender and, as appropriate, duly executed and compiled by the parties thereto.

(b)               [Reserved].

(c)               Evidence satisfactory to Lender that the security interests created by the Security Documents in the Collateral have been duly perfected by the taking of all such acts as may be necessary or advisable to create an attached, fully perfected, first-priority security interest (subject to no liens other than Permitted Liens) to secure all obligations of Borrower to Lender under this Agreement and the other Loan Documents.

3.2              Conditions Precedent to Each Borrowing. In addition to the conditions precedent set forth in Section 3.1 above, the obligation of Lender to make Advances shall be subject to the following further conditions precedent that, on the date of a Borrowing pursuant to Section 2.3(a), before and immediately after giving effect thereto, the following statements shall be true and correct, and the making by Borrower of the applicable borrowing request shall constitute its representation and warranty that on and as of the date of such Borrowing, before and immediately after giving effect thereto, the following statements are true and correct:

(i)                 The representations and warranties contained in Article IV of this Agreement or anywhere else in this Agreement are correct in all material respects as though made on and as of such date;

(ii)              After giving effect to a requested Borrowing, the Unused Commitment will not be less than zero;

(iii)            No event has occurred and is continuing, or would result from such Borrowing, which constitutes or would constitute an Event of Default or Default;

(iv)             The most recent financial statements of Borrower delivered pursuant to Section 5.3(a) present fairly the financial position and results of operations of Borrower as of the date of, and for the periods presented in, such financial statements, and since the date of such financial statements there has not been any Material Adverse Effect;

(v)               Borrower is in compliance with all covenants contained in Articles V and VI of this Agreement;

(vi)             Borrower and Asset Manager have delivered to Lender a borrowing request, a Borrowing Base Certificate and each other item required by Sections 2.3(a) and (b); and

(vii)          The certifications contained in Section 2.3(c) to be made by Asset Manager on behalf of Borrower are true and correct.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

4.1              Organization. Borrower is a Delaware statutory trust, duly organized and validly existing under the laws of the State of Delaware. Borrower has not formed any series under its Agreement and Declaration of Trust. Borrower has full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower is duly qualified to do business and is in good standing in all jurisdictions in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.

4.2              Authorization: Absence of Breach. The execution, delivery, and performance of this Agreement and all other Loan Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary board of trustee action; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its Certificate of Trust or its Agreement and Declaration of Trust, or any agreement or other instrument binding upon Borrower, (b) to the best of Borrower’s knowledge, any law, governmental regulation, court decree, or order applicable to Borrower, or (c) any provision of or any disclosure made in the Prospectus. Borrower does not have any adopted Bylaws.

4.3              Financial Information. Each financial statement of Borrower supplied to Lender truly and completely discloses Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

4.4              Legal Effect. To the best of Borrower’s knowledge, this Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

4.5              Collateral: Names. Except for Permitted Liens, Borrower owns and has good title to the Collateral, and has not executed any security documents or financing statements relating to such Collateral. All material Collateral, including, without limitation, all Real Estate Loans purchased or acquired by Borrower, as well as the Real Estate Loan Documents underlying each

Real Estate Loan have been deposited with the Custodian to the Custodial Account. Borrower has not used, or filed a financing statement under; any name other than its true legal name for at least the last five (5) years. All of the Collateral and other property owned by Borrower are titled in Borrower’s true legal name.

4.6              Compliance With Law. To the best of Borrower’s knowledge, Borrower and its properties and activities are in compliance with all applicable laws, rules, regulations and court and administrative orders (including, but not limited to, all thereof which relate to Borrower’s lending activities), except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

4.7              Intentionally Deleted.

4.8              Environmental Matters. Except as previously described to Lender in writing, to the best of Borrower’s knowledge:

(a)               Borrower and all of its properties (owned or leased), assets and operations are in full compliance with all Environmental Laws. Borrower is not aware of nor has Borrower received notice of any past, present, or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and the Subsidiaries with all Environmental Laws;

(b)               Borrower has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws and all such permits are in good standing and Borrower is in compliance with all of the terms and conditions of such permits;

(c)               No Hazardous Materials (except in nominal amount) exist on, about, or within or have been used, generated, stored, transported, disposed on, or released from any of the properties or assets owned or operated by Borrower. The use which Borrower makes and intends to make of its properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in or from such properties or assets;

(d)               Neither Borrower nor any of its currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a release or threatened release;

(e)               There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower that could reasonably be expected to give rise to any Environmental Liabilities;

(f)                Borrower has not filed or failed to file any notice required under applicable Environmental Law reporting a release; and

(g)               No Lien arising under any Environmental Law has attached to any property or revenues of Borrower, including, but not limited to, the Collateral.

4.9              Litigation and Claims. To the best of Borrower’s knowledge, no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which could reasonably be expected to have a Material Adverse Effect.

4.10          Taxes.

(a)               Borrower is treated for taxation purposes as a regulated investment company under Subchapter M of the Code.

(b)               All tax returns and reports of Borrower that are required to have been filed, have been filed, and all taxes, assessments and other governmental charges which have become due and payable by Borrower have been paid in full, except those presently being or to be contested by Borrower in good faith, by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

4.11          Lien Priority. There is no Lien on or affecting any of the Collateral that would be prior to Lender’s Lien on and security interest in such Collateral, except for Permitted Liens.

4.12          Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event or Prohibited Transaction (each as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities in connection with such plan.

4.13          Location of Offices and Records. Borrower’s chief executive office and the office where Borrower maintains its records concerning the Collateral are, respectively, c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, New York 11788 and c/o Behringer Advisors, LLC, 15601 Dallas Parkway, Suite 600, Addison, TX 75001.

4.14          Regulated Entities. The Borrower is a continuously offered, diversified, closed-end management investment that is operated as an interval fund. Asset Manager serves as the Borrower’s investment advisor, and is registered with the SEC as an investment advisor under the Investment Adviser Act. The business and other activities of Borrower, including the Borrowings contemplated hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated hereby and under the other Loan Documents do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

4.15          Subsidiaries. Borrower has no Subsidiaries.

4.16          Other Debt. Borrower is not directly, indirectly or contingently obligated with respect to any other Indebtedness, other than the Indebtedness contemplated hereby, as of the date of this Agreement.

4.17          Accounts. With respect to each Eligible Loan, (a) such Account represents the valid and legally binding indebtedness of a bona fide Account Debtor arising under the Real Estate Loan Documents and such Account has been made pursuant to and in compliance with all applicable laws, including any laws, rules or regulations concerning or relating to Real Estate Loans, (b) such Account is not subject to contra accounts, setoffs, defenses or counterclaims, (c) to the best of Borrower’s knowledge, the amount shown as to such Account on Borrower’s books is the true and undisputed (except as may be disclosed to Lender from time to time) amount owing and unpaid thereon, and (d) only one (1) original promissory note exists with respect to each Account; provided that, for avoidance of doubt, to the extent that any Real Estate Loan fails to comply with the foregoing clauses (a) through (d) of this Section 4.17, such Real Estate Loan shall be deemed to not be an Eligible Loan for all purposes of this Agreement.

4.18          Information. All information furnished by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or, to the best of Borrower’s knowledge, on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be intentionally incomplete by omitting to state any material fact necessary to make such information not misleading.

4.19          Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in entering into this Agreement and the other Loan Documents. Such representations and warranties shall be continuing in nature and, unless otherwise disclosed to Lender, shall remain true and correct in all material respects until all Borrower’s Indebtedness under this Agreement has been paid in full, or until Lender’s commitment to make Advances hereunder has been permanently terminated in writing, whichever is the last to occur.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as the Note or any other amount payable by Borrower under the Loan Documents shall remain unpaid or Lender shall have any Commitment hereunder, Borrower covenants and agrees that it will:

5.1              Changes in Financial Condition: Litigation. Promptly inform Lender in writing of (i) all material adverse changes in Borrower’s financial condition, (ii) all material existing litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower, and (iii) to the knowledge of Borrower, all material threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower.

5.2              Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times upon reasonable prior notice from Lender to Borrower.

5.3              Reporting Requirements:

(a)               Financial Statements

(i)                 Borrower Financial Statements and Reports. Borrower shall: (1) deliver to Lender, as soon as available, but in no event later than ninety (90) days after the end of Borrower’s fiscal year, the financial statement of Borrower and any of its Subsidiaries, audited by a certified public accountant and satisfactory to Lender; (2) deliver to Lender, as soon as available, but in no event later than ninety (90) days after the end of each six (6) month period ended March 31 of each year, the company prepared consolidated and consolidating financial statement of Borrower and any of its Subsidiaries in form and content and reasonably satisfactory to Lender; (3) deliver to Lender, as soon as available, but in no event later than thirty (30) days after the end of each calendar month, a company prepared Borrowing Base Certificate with accompanying supporting documentation, including, but not limited to, a statement of assets prepared by the Custodian setting forth the Collateral held by the Custodian, a REO report, a portfolio activity report, and a delinquency report (the “Delinquency Report”), each in form and substance acceptable to Lender; (4) deliver to Lender, as soon as available, each periodic report, proxy statements and other report or filing filed by the Borrower with the SEC, including, but not limited to, each Form N-Q, Form N-PX Form N-23c-A and any other materials containing information regarding the Borrower’s financial statements, operations and internal controls (the “SEC Filings”); and (5) deliver to Lender, as soon as available, but in no event later than ninety (90) days after the end of Borrower’s fiscal year, a copy of an audit report to the audit committee of the board of trustees of Borrower, which audit covers, among other things, the Borrower’s statement of net assets, statement of operations and review of the Borrower’s internal control. All financial statements required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis.

(b)               Additional Information. Deliver or cause to be delivered to Lender such additional information and statements, lists of assets and liabilities, agings of receivables and payables, deposit account balances, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time.

5.4              Insurance. Maintain insurance to insure Borrower’s assets and to insure against liabilities as is customary for established and responsible entities of comparable size engaged in business similar to Borrower’s businesses and such further insurance as Lender may require with respect to Borrower’s assets and operations, all in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance together with loss payee or additional insured endorsements in form and substance acceptable to Lender.

5.5              Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender promptly in writing of any default in connection with any other such agreements that could reasonably be expected to have a Material Adverse Effect

5.6              Indebtedness, Taxes, Charges and Liens. Pay and discharge when due all of its Indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and Liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties, would attach, and all lawful claims, if unpaid, might become a Lien or charge upon any of Borrower’s properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, Lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, Lien, or claim in accordance with GAAP. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of such assessments, taxes, charges, levies, Liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, Liens and claims against Borrower’s properties, income, or profits.

5.7              Management. Maintain executive and management personnel with substantially the same qualifications and experience as its present executive and management personnel, including the management of Borrower by Asset Manager.

5.8              Compliance With Law. Conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable laws, ordinances, rules, regulations and court and administrative orders (including, but not limited to, all thereof which relate to Borrower’s lending activities), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.9              Inspection. Permit employees or agents of Lender after two (2) days’ advance written or telephonic notice, at Borrower’s sole cost and expense, to inspect any and all Collateral (including any Real Estate Loan Documents) and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including, without limitation, computer-generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with, copies of any records it may request, all at Borrower’s expense.

5.10          Existence. Preserve and keep in full force and effect its existence as a statutory trust and qualify to do business in each jurisdiction where the failure so to qualify could reasonably be expected to have a Material Adverse Effect.

5.11          Licenses and Intellectual Property. Protect and maintain in full force and effect, all licenses, franchises, intellectual property rights, permits, licenses, authorizations and other rights used in its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.12          Use of Proceeds. Use the proceeds of the Borrowings for the purpose of purchasing individual or bundles of Eligible Loans, and provided no Default or Event of Default shall have occurred or result therefrom, repurchases, in whole or in part, of Borrower’s outstanding shares of beneficial interests in an amount not less than 5% and no more than 25% (plus an additional 2% of shares as permitted by Rule 23c-3 under the Investment Company Act) of the then-outstanding number of the Borrower’s shares of beneficial interests, which repurchases shall be consummated on a quarterly basis. No part of the proceeds of Borrowings will be used, directly or indirectly, to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any personal, family or household purposes that do not otherwise comply with applicable laws or regulations. No part of the proceeds of Borrowings will be used for any purpose that violates, or is inconsistent with, the provisions of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

5.13          Additional Assurances. Make, execute and deliver to Lender such promissory notes, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Borrowings and to perfect all Lender’s Liens on and security interests in the Collateral.

5.14          Policies and Procedures. Maintain and comply with policies and procedures regarding purchasing loan assets and credit evaluations, and servicing loan assets in a manner reasonably satisfactory to Lender, and not materially change such policies or procedures without at least thirty (30) days advance written notice thereof to Lender.

5.15          Certain Matters Regarding Eligible Loans. Provide Lender with such documents, instruments and additional information as Lender may reasonably request regarding the Eligible Loans, including, but not limited to, reports, metrics and other information prepared by Borrower or Asset Manager with respect to the Eligible Loans.

5.16          Defense of Liens. Borrower will take any and all actions necessary to defend the security interest of Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

5.17          Accounts.

(a)               Collection of Accounts. Except as otherwise provided in this Agreement Borrower will collect and enforce, at Borrower’s sole expense, all amounts due or hereafter due to Borrower under the Accounts.

(b)               Verification of Accounts. Lender shall have the right, at any reasonable time or times hereafter, in its name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph, or otherwise.

(c)               Appointment of Lender as Attorney-in-Fact. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender), exercisable after the occurrence of an Event of Default that involves non-payment of amounts due from Borrower (a “Payment Default”) (until such time as the Payment Default is cured to the sole satisfaction of Lender), as its true and lawful attorney-in-fact, and authorizes Lender, in Borrower’s or Lender’s name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower’s rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (ix) endorse Borrower’s name upon any items of payment or proceeds thereof and deposit the same in Lender’s account on account of the Outstanding Advances; (x) notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by Lender, have access to any lock box or postal box into which any of Borrower’s mail is deposited, and open and dispose of all mail addressed to Borrower; and (xi) do all acts and things which are necessary in Lender’s sole discretion, to fulfill Borrower’s obligations under this Agreement. The preceding establishes a power of attorney coupled with an interest.

(d)               Notice to Account Debtors. Lender may, in its sole discretion, at any time or times after an Event of Default has occurred and is continuing, and without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein. After a Payment Default has occurred and is continuing, Lender may direct any or all Account Debtors, subject to applicable laws, to make all payments upon the Accounts directly to Lender; provided that Lender agrees that it will not solicit any related or unrelated business from Account Debtors. Lender will use its best efforts to furnish Borrower with a copy of such notice, but failure to do so will not have an adverse effect on Lender’s rights under this Agreement.

5.18        Intentionally Deleted.

5.19       Compliance with Agreements. Borrower shall comply in all material respects with all mortgages, deeds of trust, instruments, and other agreements binding on it or affecting its properties or business.

5.20       Performance by Lender. If Borrower fails to perform any agreement or obligation provided herein, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness owed by Borrower to Lender, secured by the Collateral and payable by Borrower on demand.

5.21       Real Estate Loans. Borrower shall (a) use commercially reasonable efforts to cause each Real Estate Loan Document which constitutes chattel paper or an instrument to have only one (1) original counterpart and (b) ensure that each Real Estate Loan Document is in form that is in compliance with all applicable material state and federal laws.

5.22       Collateral Access Agreements. Borrower shall use its best efforts to cause each landlord of real property leased by Borrower, or, in the case where Borrower is not a lessee to such real property, such other party as may be providing real property or office space for the benefit of Borrower, to execute and deliver instruments satisfactory in form and substance to Lender by which such landlord or such other party agrees to provide Lender with access to the Collateral on terms acceptable to Lender.

5.23       Deposit Accounts. All cash, checks, drafts or other items of payment relating to or constituting payments made in respect of any or all of the Collateral shall be received by Statebridge, which shall, pursuant to the Servicing Agreement, remit such payments consisting solely of principal and interest payments received on any Real Estate Loan to be deposited into the Custodial Account on a monthly basis. If Borrower receives any payments on account of Borrower’s Accounts or any other Collateral, then Borrower shall hold such payments in trust for Lender and shall promptly deposit all such payments into one of the SWB Account or Custodial Account. Borrower shall not maintain any deposit, checking, operating or other accounts other than the CNB Account (subject to Section 5.25), SWB Account or Custodial Account. Each of the CNB Account (in accordance with Section 2.3(d)) and the Custodial Account shall be subject to a Control Agreement in favor of Lender.

5.24       Security Servicing Agent. Maintain Statebridge as security servicing agent of Borrower; provided, however, that Borrower may replace Statebridge as security servicing agent by providing fourteen (14) days’ prior written notice of such replacement, and such replacement security servicing agent shall be approved by Lender, in its sole and absolute discretion. Notwithstanding the foregoing, if Lender does not respond to Borrower’s notice of a replacement security servicing agent within such fourteen (14) day period, such replacement security servicing agent shall be deemed approved by Lender.

5.25       CNB Account. From and after the A&R Date, Borrower shall use commercially reasonable efforts to close and terminate the CNB Account, and shall provide Lender ten (10) days’ prior written notice upon the closing of the CNB Account. Until such termination, Borrower shall not use the CNB Account for any day-to-day business activities of Borrower or of any of its Subsidiaries, or deposit, or cause to be deposited, any funds into the CNB Account.

5.26       Post-Closing Covenants. Within thirty (30) days of the A&R Date (or such later date as Lender may agree, in its sole and absolute discretion), Borrower shall deliver, or cause to be delivered to Lender (i) an executed reaffirmation of the Control Agreement in favor of Lender over the Custodial Account, which shall be in form and substance acceptable to Lender; (ii) using commercially reasonable efforts, an executed reaffirmation of the Control Agreement in favor of Lender over the CNB Account, which shall be in form and substance acceptable to Lender; (iii) an executed reaffirmation of the Subordination Agreement in favor of Lender executed by Asset Manager, which shall be in form and substance acceptable to Lender; (iv) an executed Control Agreement in favor of Lender duly executed by Statebridge and Borrower, which shall be in form and substance satisfactory to Lender; (v) Corporate Resolutions and Certification of Borrower; (vi) a certificate of good standing for Borrower from the Secretary of State of the State of Delaware dated within thirty (30) days prior to the A&R Date; (vii) UCC searches and other searches required by Lender evidencing no other liens or security interests in or to or otherwise encumbering the Collateral in any manner; (viii) each of the items set forth on the Closing Checklist, attached hereto as Exhibit B; and (ix) such other documents or instruments as Lender may reasonably request.

ARTICLE VI

NEGATIVE COVENANTS

6.1              Negative Covenants of Borrower in General. So long as the Note or any other amount payable by Borrower under the Loan Documents shall remain unpaid or Lender shall have any Commitment hereunder, Borrower covenants and agrees that it will not, without the prior written consent of Lender (which consent may be granted or withheld in Lender’s sole and absolute discretion):

(a)               Indebtedness. Create, incur or assume Indebtedness, except for (i) trade debt incurred in the normal course of business in an amount not to exceed Ten Thousand and No/100 Dollars ($10,000.00) at any given time; (ii) Indebtedness to Lender under this Agreement; (iii) capital leases in an amount not to exceed Ten Thousand and No/100 Dollars ($10,000.00) outstanding at any given time; (iv) Subordinated Debt; and (v) Indebtedness to Borrower’s security servicing agent solely to the extent incurred in the ordinary course of business.

(b)               Liens. Grant or permit to exist any Lien on any of Borrower’s assets, except for Permitted Liens; or sell any of Borrower’s accounts or chattel paper (each as defined in the UCC).

(c)               Business Activities. Engage in any business activities different from those described in the Prospectus or materially change any of its business activities as conducted as of the Effective Date without Lender’s prior written consent, which shall not be unreasonably withheld or delayed.

(d)               Loans and Investments. Lend, invest in or advance money or assets to any other enterprise or entity, except (i) loans purchased in the ordinary course of Borrower’s business; (ii) commercial bank demand deposits and time deposits maturing within one year; (iii) marketable general obligations of the United States or a state or marketable obligations fully guaranteed by the United States; (iv) short-term commercial paper with the highest rating of a generally recognized rating service; (v) loans and advances to employees in the ordinary course of business related to expenses incurred in the ordinary course of employment; (vi) other investments reasonably acceptable to Lender; and (vii) other instruments described in the Prospectus and/or Statement of Additional Information.

(e)               Guaranties. Incur any obligation as surety or guarantor.

(f)                Liquidation, Merger, Sale of Assets. Liquidate, cease operations, dissolve or enter into any merger, consolidation or other combination nor sell, lease, or dispose of all or substantially all of its business or assets nor transfer or sell Collateral or other assets except sales of assets in the ordinary course of business.

(g)               Sale and Lease-Back. Enter into any arrangement providing for the leasing by Borrower of real or personal property which has been or is to be sold or transferred by Borrower to the lessor or to any person or entity to whom funds have been or are to be advanced by the lessor on the security of such property or rental obligations of Borrower.

(h)               Transactions with Affiliates. Directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate of Borrower except in the ordinary course, and pursuant to the reasonable requirements, of Borrower’s business and upon fair and reasonable terms that are no less favorable to Borrower than those which might be obtained in an arm’s-length transaction at the time from parties which are not Affiliates of Borrower. Borrower shall not purchase any assets, including any Real Estate Loans from any of its Affiliates.

(i)                 Subsidiaries. Own any Subsidiary other than any that have been approved in writing by Lender, or permit any Subsidiary to engage in any business other than those in which it is engaged on the date of such approval by Lender.

(j)                 No Multiple Notes. Permit there to be executed more than one original promissory note evidencing any Eligible Loan.

(k)               Participations. Grant any participation interest in any Eligible Loan.

(l)                 Restricted Payments. Make any Restricted Payments, except for (i) quarterly repurchases of shares of beneficial interests of Borrower in accordance with Section 5.12 hereof, (ii) monthly dividend distributions to the Borrower’s shareholders of the net investment income of the Borrower after payment of the Borrower’s operating expenses, in accordance with the distribution policy described in the Borrower’s Prospectus, and (iii) distributions on account of the Borrower’s dividend reinvestment policy administered by Gemini Fund Services, LLC, and as described the Borrower’s Prospectus.

6.2              Limitation on Issuance of Equity. Except as disclosed in the Prospectus, Borrower will not, at any time, issue, sell, assign or otherwise dispose of (a) any of its equity interests; (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests; or (c) any option, warrant, or other right to acquire any of its equity interests.

6.3              Environmental Protection. Borrower will not (a) use (or permit any tenant to use) any of its respective properties or assets for the handling, process, storage, transportation, or disposal of any Hazardous Material; (b) generate any Hazardous Material; (c) conduct any activity that is likely to cause a release or threatened release of any Hazardous Material; or (d) otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower would be responsible.

6.4              No Negative Pledge. Borrower will not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits Borrower from creating or incurring a Lien on any of its assets.

6.5              Judgments. Borrower will not allow any judgment for the payment of money in excess of Ten Thousand and No/100 Dollars ($10,000.00) rendered against it to remain un-discharged or un-superseded for a period of thirty (30) days during which execution shall not be effectively stayed.

6.6              Change in Location; Jurisdiction of Organization or Name. Borrower will not (i) have any Inventory, Equipment or Proceeds or products thereof at a location other than a location specified in this Agreement; (ii) maintain a place of business at a location other than a location specified in this Agreement; (iii) change its name or taxpayer identification number; (iv) change its mailing address; or (v) change its jurisdiction of organization, unless Borrower shall have given Lender not less than twenty (20) days’ prior written notice thereof, and Lender shall have determined that such change will not adversely affect the validity, perfection or priority of Lender’s Security Interest in the Collateral.

6.7              Financial Covenants. Borrower will not:

(a)               Effective Tangible Net Worth. As of the end of September 30 and March 31 of each year, permit its Effective Tangible Net Worth to be less than $100,000,000.00. Borrower’s Effective Tangible Net Worth shall be tested semi-annually on September 30 and March 31 of each year based on the financial information provided by Borrower to Lender under Section 5.3(a)(i).

(b)               Net Losses. Incur a net loss, determined in accordance with GAAP, as of each of the six (6) month periods ended as of September 30 and March 31 of each year. Such testing as to whether Borrower has incurred a net loss shall be tested semi-annually on September 30 and March 31 of each year based on the financial information provided by Borrower to Lender under Section 5.3(a)(i).

(c)               Total Delinquencies. As of the end of each calendar month, the aggregate principal amount of Real Estate Loans owned by Borrower that are two or more monthly payments past due their respective original contractual payment terms (and for clarity without any modification after the purchase of such Real Estate Loans by Borrower), may not exceed 15% of the total aggregate principal amount of all Real Estate Loans owned by Borrower. Such testing regarding the percentage of delinquent Real Estate Loans owned by Borrower shall be tested monthly based on the Delinquency Report and the Borrowing Base Certificate delivered by Borrower to Lender under Section 5.3(a)(i) and such other information as Lender may deem reasonably relevant.

6.8              Subordinated Debt. Borrower will cause each of the Subordinated Debt to be subject to a Subordination Agreement acceptable to Lender. Such Subordinated Debt shall be and remain at all times subordinated to all obligations under the Note and the Loan Documents. No payments of interest or principal shall be permitted by Borrower on any Subordinated Debt until this Agreement has been terminated.

ARTICLE VII

DEFAULT AND REMEDIES

7.1              Events of Default. Each of the following events shall constitute an event of default (“Event of Default”) under this Agreement:

(a)               Default on Indebtedness to Lender. Failure of Borrower to, within ten (10) days of the due date thereof (i) pay any principal of or interest on the Advances, or (ii) pay any other amount due under this Agreement or under any of the other Loan Documents.

(b)               Covenant Default. (i) Violation by Borrower of any of the covenants contained in Articles V or VI of this Agreement except for the covenants contained in Section 5.24 and Section 6.7(c), (ii) violation by Borrower of the covenant contained in Section 6.7(c), provided that Borrower has failed to cure such violation within thirty (30) days after Borrower receives written notice thereof from Lender or any officer, member, manager or partner of Borrower becomes aware thereof, or (iii) failure by Borrower to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any Default under such other term, provision, condition, covenant or agreement that can be cured and does not pose an imminent risk of loss to Lender, has failed to cure such Default within ten (10) days after Borrower receives written notice thereof from Lender or any officer, member, manager or partner of Borrower becomes aware thereof; provided, however, that if the Default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such Default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed an additional thirty (30) days) to attempt to cure such Default, and within such reasonable time period the failure to have cured such Default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period).

(c)               Material Adverse Change. If there occurs a material adverse change in the business or financial condition of Borrower or if there is a material impairment of the prospect of repayment of any portion of the Indebtedness owing by Borrower under this Agreement and the other Loan Documents, or a material impairment of the value or priority of Lender’s security interests in the Collateral.

(d)               Certain Legal Matters. If (i) any material portion of the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity for Borrower, and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days; or (ii) Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; or (iii) a judgment or other claim becomes a Lien upon any material portion of the assets of Borrower, or if a notice of lien, levy, or assessment is filed of record with respect to any of the assets of Borrower by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provided, however, that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided further that no Advances will be required to be made during such cure period).

(e)               Insolvency. If (i) Borrower becomes insolvent; (ii) an Insolvency Proceeding is commenced by Borrower; or (iii) an Insolvency Proceeding is commenced against

Borrower and is not dismissed or stayed within sixty (60) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding).

(f)                Other Agreements. If there is a default under any agreement to which Borrower is a party with a third party resulting in a right by such third party, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand and No/100 Dollars ($50,000.00) or that could have a Material Adverse Effect.

(g)               Attachment. The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of the material assets of Borrower.

(h)               Liquidation and Dissolution. The voluntary or involuntary dissolution, liquidation, merger or consolidation of Borrower for any reason whatsoever.

(i)                 Change in Management and Administration. Any of the following shall occur without the prior written consent of Lender:

(i)                 Asset Manager shall cease to be the investment adviser of the Borrower;

(ii)              [Reserved];

(iii)            Asset Manager shall cease to be registered with the SEC as an investment adviser under the Investment Adviser Act;

(iv)             Gemini Fund Services, LLC shall cease to be the administrator, accounting agent and transfer agent of Borrower; or

(v)               Violation by Borrower of the covenant contained in Section 5.24 of this Agreement.

(j)                 Other Agreements with Lender. A default or event of default shall occur and be continuing after the expiration of any applicable grace, notice, and cure periods under any other written agreement (which is not a Loan Document) between Lender and Borrower.

(k)               Action by Other Lienholder. The holder of any lien or security interest on any of the assets of Borrower, including, without limitation, the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure, collection, sale, or other proceedings for the enforcement of its remedies thereunder.

(l)                 Subordinated Debt. If Borrower makes any payment on account of any Indebtedness subordinated under the terms of a Subordination Agreement or in contravention of the terms of the subordination agreements delivered to Lender in accordance with Section 3.1(a)(viii).

(m)             Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of Fifty Thousand and No/100 Dollars ($50,000.00) or more shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days.

(n)               Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any representation or warranty set forth herein or in any certificate, borrowing request or Borrowing Base Certificate submitted to Lender in connection with the requirements of this Agreement or in connection with any Advance.

(o)               Defective Collateralization. If this Agreement or any of the other Loan Documents ceases to be in full force and effect (including failure of the Security Documents to create a valid and perfected Lien on the Collateral), at any time and for any reason, or Borrower repudiates any Loan Document or asserts that any Loan Document is not in full force and effect.

(p)               Custodian Agreement. Custodian shall breach or fail to comply with any of the terms of the Custodian Agreement at any time and Custodian has failed to cure such breach or failure within thirty (30) days after Custodian receives notice of such breach or failure from either Borrower or Lender.

(q)               Change in Tax Status. Borrower shall fail to qualify as a regulated investment company under Subchapter M of the Code.

Notwithstanding anything to the contrary contained herein, subject to the satisfaction of the conditions precedent to the effectiveness of this Agreement provided in Section 3.1, Lender hereby waives any Event of Default under Section 7.1(a) that may exist as of the A&R Date due to any failure to pay amounts due by the Maturity Date (as defined under the Existing Credit Agreement); provided, however, that the foregoing waiver is not a waiver of any subsequent Default or Event of Default of the same provisions of this Agreement, nor is it a waiver of any other current or future Default or Event of Default under this Agreement; provided further that Lender is not obligated to provide this or any other waiver of its default rights.

7.2              Remedies. At any time after the occurrence and during the continuance of an Event of Default, Lender may, by notice to Borrower, (a) declare the obligation of Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (b) declare (i) the Note and all interest thereon and (ii) all other obligations and amounts payable under this Agreement and the other Loan Documents to be immediately due and payable, whereupon the Note, all such interest, and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that if an Insolvency Proceeding by or against Borrower shall be commenced, (1) the obligation of Lender to make Advances shall automatically be terminated and (2) the Note, all interest thereon, and all other obligations and amounts payable under this Agreement and the other Loan Documents shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

7.3              Right of Offset. After the occurrence and during the continuance of an Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents irrespective of whether or not Lender shall have made any demand. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of offset) which Lender may have.

7.4              Cumulative Remedies. After the occurrence and during the continuance of an Event of Default, Lender may proceed to enforce the Loan Documents by exercising such remedies as are available thereunder or in respect thereof under applicable law, whether for specific performance of any covenant or other agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents. No remedy conferred in this Agreement or the other Loan Documents is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or therein or now or hereafter existing at law, in equity, by statute or otherwise.

7.5              Application of Payments. After the occurrence and during the continuance of an Event of Default, Lender shall apply all funds received in respect of amounts owing under this Agreement and the other Loan Documents in such order as Lender may determine in its sole discretion notwithstanding any instruction from Borrower.

7.6              Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

7.7              Non-Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Borrower expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Borrower recognizes and concedes that non-judicial remedies are consistent with the usage of the trade and are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Lender or Borrower from resorting to judicial process at either party’s option.

7.8              Other Recourse. Borrower waives any right to require Lender to proceed against any third-party, exhaust any Collateral or other security for the Advances Outstanding, the Commitment, or any of the Loan Documents, or pursue any other remedy available to Lender. Borrower further waives any defense arising by reason of any disability or other defense of any third-party. Until all of the obligations hereunder shall have been paid in full, Borrower shall have no right of subrogation and Borrower waives the right to enforce any remedy which Lender has or may hereafter have against any third-party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Borrower authorizes Lender, and without notice or demand and without any reservation of rights against Borrower and without affecting Borrower’s liability hereunder or on the indebtedness to (a) take or hold any other property of any type from any third-party as security for the Advances Outstanding, and exchange, enforce, waive and release any or all of such other property; (b) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine; (c) renew, extend, accelerate, modify, compromise, settle or release any of the indebtedness or other security or the indebtedness; (d) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third-party; (e) release or substitute any third-party; (f) notify Statebridge, on behalf of Borrower, to remit and deliver any and all Collateral in its possession and any and all payments or proceeds received on account of any Collateral (excluding any and all amounts impounded, held in trust or in escrow for the benefit of any Underlying Obligor, including, but not limited to, impounded taxes and insurance) to Lender, and Borrower hereby agrees to execute and deliver any and all documents to evidence Lender’s authority under this clause (f); and (g) notify Custodian, on behalf of Borrower, to remit and deliver any and all Collateral in its possession and any and all payments or proceeds received on account of any Collateral (excluding any and all amounts impounded, held in trust or in escrow for the benefit of any Underlying Obligor, including, but not limited to, impounded taxes and insurance) to Lender, and Borrower hereby agrees to execute and deliver any and all documents to evidence Lender’s authority under this clause (g).

7.9              Disclaimer of Warranties and Sales on Credit. In connection with any foreclosure sale of the Collateral, Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral, and Borrower shall be credited with the proceeds of such sale.

7.10          License. Lender is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and following the occurrence and during the continuance of any Event of Default, Borrower’s rights under all licenses and all franchise agreement shall inure to Lender’s benefit

7.11          Diminution in Collateral Value. Lender does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

7.12          Lender Not in Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right to exercise control over the affairs and/or management of Borrower, the power of Lender being limited the right to exercise the remedies provided in the other Sections of this Article; provided that, if Lender becomes the owner of any ownership interest of any Person, whether through foreclosure or otherwise, Lender shall be entitled to exercise such legal rights as it may have by virtue of being an owner of such Person.

7.13          Waivers. The acceptance of Lender at any time and from time to time of part payment on the indebtedness shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Lender of any of its rights hereunder, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent right of Lender. No delay nor omission by Lender in exercising any right under the Loan Documents shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under the Loan Documents or otherwise.

7.14          Cumulative Rights. All rights available to Lender under the Loan Documents shall be cumulative of an in addition to all other rights granted to Lender at Law or in equity, whether or not the Indebtedness be due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents.

7.15          INDEMNIFICATION OF LENDER. BORROWER SHALL INDEMNIFY LENDER, AND EACH OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (THE “LENDER GROUP”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT (EXCEPT FOR THOSE LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES THAT ARE DIRECTLY ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER GROUP), WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS; (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; (c) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS; (d) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY; OR (e) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING.

_____________ Borrower’s Initials

7.16          Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents (except for those losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses that are directly attributable to the gross negligence or willful misconduct of Lender or any member of Lender Group).

7.17          Actions by Lender. The Lien and other rights of Lender hereunder shall not be impaired by (a) any renewal, extension, increase or modification with respect to the Indebtedness hereunder; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Collateral; or (c) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness hereunder. The taking of additional security by Lender shall not release or impair the Lien or other rights of Lender hereunder or affect the obligations of Borrower hereunder.

7.18          Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness hereunder, but notwithstanding such occurrences, this Agreement and the security interests granted hereunder shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness; provided, however, upon (a) the satisfaction in full of the Indebtedness; (b) the termination or expiration of any Commitment of Lender to extend credit to Borrow; (c) written request for the termination hereof delivered by Borrower to Lender; and (d) written release or termination delivered by Lender to Borrower, this Agreement and the security interests created hereunder shall terminate. Upon termination of this Agreement and Borrower’s written request, Lender will, at Borrower’s sole cost and expense, return and/or release to Borrower such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and exclude and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

7.19          Default Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay Lender interest on all amounts outstanding under the Note at a rate equal to the Default Rate.

ARTICLE VIII

MISCELLANEOUS

8.1              Amendments. No amendment to any provision of this Agreement or the other Loan Documents shall be made without a writing signed by Lender and Borrower, provided, no waiver or consent to any departure by Borrower of any provision of this Agreement or the other Loan Documents, shall be effective against Lender without a writing signed by Lender, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.2              Notices. Except as otherwise specifically provided in this Agreement, all notices and other communications provided for hereunder shall be in writing and shall be delivered by facsimile, by mail or otherwise transmitted or delivered, as follows:

If to Borrower: Vertical Capital Income Fund

c/o Gemini Fund Services, LLC

80 Arkay Drive, Suite 110

Hauppauge, New York 11788

Attn: Jason Hall

Telephone: (469) 341-2307

Facsimile: (214) 655-1610

With a copy to

Behringer Advisors, LLC

15601 Dallas Parkway, Suite 600

Addison, TX 75001

Attn: Stanton P. Eigenbrodt

Telephone: (469) 341-2443

Facsimile: (214) 655-1610

If to Lender: Sunwest Bank

2050 Main Street, Suite 300

Irvine, California 92614

Attention: Credit Administration

Telephone: (714) 730-4400

Facsimile: (714) 832-0258

With a copy to

Rutan & Tucker, LLP

611 Anton Boulevard, Suite 1400

Costa Mesa, California 92626

Attn: Shigenobu Itoh

Telephone: (714) 641-5100

Facsimile: (714) 546-9035

or, as to any party, at such other address as shall be designated by such party in a written notice to the other party or parties. All such notices and communications shall, (a) if mailed, be effective three (3) Business Days following deposit in the United States mail, postage prepaid; (b) if delivered by recognized overnight delivery service (such as Federal Express), be effective upon delivery; and (c) if via facsimile, be effective when sent and electronic confirmation of transmission is received, except that notices and communications to Lender pursuant to Article II shall not be effective until received by Lender. A notice received by Lender by telephone pursuant to a provision of this Agreement providing for telephone notice shall be effective if Lender believes in good faith that it was given by an Authorized Officer of Borrower and acts pursuant thereto, notwithstanding the absence of written confirmation.

8.3              No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

8.4              Costs and Expenses: Indemnification, Costs of Preparation and Administration of Loan Documents. Borrower shall pay the reasonable fees and out-of-pocket expenses (including attorneys’ fees) incurred by Lender in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents.

(a)               Borrower shall pay on demand any and all stamp and other taxes, filing fees, fees for searches of public records, and all other out-of-pocket costs and expenses payable in connection with the execution and delivery of this Agreement and the other Loan Documents and the administration thereof and the perfection of Lender’s lien granted by the Security Agreement, and shall save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay any amounts Borrower is required to pay pursuant to this Section 8.4.

(b)               In the event of any Default or Event of Default under this Agreement, or in the event that any dispute arises (whether or not such dispute is with Borrower) relating to the interpretation, enforcement or performance of this Agreement or any of the other Loan Documents, Lender shall be entitled to collect from Borrower on demand all reasonable fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters, subject, in circumstances other than a bankruptcy or insolvency proceeding, to applicable law providing that the prevailing party is entitled to be awarded its reasonable costs and attorneys’ fees. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (i) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (ii) bankruptcy or other insolvency proceedings of Borrower or other party liable for any of the obligations under this Agreement or any of the other Loan Documents, or any party having any interest in any security for any of those obligations; (iii) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing the obligations of Borrower; (iv) post-judgment collection proceedings; (v) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Agreement or any other Loan Document; (vi) all preparation for any of the foregoing; and (vii) all settlement negotiations with respect to any of the foregoing.

(c)               The provisions of this Section 8.4 shall survive the termination of the commitment to lend under this Agreement and the repayment of the Advances and all other amounts payable under the Loan Documents.

8.5              Binding Effect: Assignments and Participations. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender may assign or grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement and the other Loan Documents.

8.6              Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.7              Governing Law. All of the Loan Documents shall be governed by and construed in accordance with the laws of the State of California as applicable to contracts entered into in the state of California between residents of such state and which are to be wholly performed in such state.

8.8              Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of any other Loan Documents prohibited or unenforceable in any respect.

8.9              Entire Agreement. This Agreement and the other Loan Documents constitute the final and complete expression of the parties with respect to the transactions contemplated by this Agreement and replace and supersede all prior discussions, negotiations and understandings with respect thereto. Neither this Agreement nor any term hereof nor of the other Loan Documents may be changed, waived, discharged or terminated except as provided herein.

8.10          Descriptive Headings. The descriptive headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

8.11          Gender and Number. Whenever appropriate to the meaning of this Agreement or the other Loan Documents, use of the singular shall be deemed to refer to the plural, the use of the plural to the singular, and pronouns of certain gender to either or both the other genders.

8.12          No Fiduciary Duty. Borrower acknowledges that Lender has no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or any of the other Loan Documents. The relationship between Lender on the one hand, and Borrower, on the other, is solely that of creditor and debtor. None of this Agreement or the Loan Documents creates a joint venture among the parties.

8.13       Waiver of Jury Trial/Referee. BORROWER WAIVES, AND, BY ACCEPTING THIS AGREEMENT LENDER SHALL BE DEEMED TO WAIVE, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND BORROWER AGREES, AND BY ACCEPTING THIS AGREEMENT, LENDER SHALL BE DEEMED TO AGREE, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF THIS SECTION 8.13 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS OF THIS SECTION 8.13 SHALL APPLY:

(a)               It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Agreement, any of the Loan Documents, or any banking relationship exiting in connection with this Agreement be resolved in a prompt and expeditious manner. Any controversy, dispute or claim between Lender and Borrower based upon, arising out of, or in any way relating to: (i) this Agreement or any supplement or amendment thereto; or (ii) any other present or future instrument or agreement between the parties hereto including, without limitation, the Loan Documents; or (iii) any breach, conduct, acts or omissions of any of the parties hereto, whether sounding in contract or tort or otherwise (a “Dispute”) shall be resolved exclusively by a judicial reference in accordance with Sections 638, et seq., of the California Code of Civil Procedure (“CCP”) and Rules 3.901, et seq. of the California Rules of Court (“CRC”) subject to the following terms and conditions. (All references in this section to provisions of the CCP and CRC shall be deemed to include any and all successor provisions.)

(b)               The reference shall be a consensual general reference pursuant to CCP Sections 638 and 644(a). Unless the parties otherwise agree in writing, the reference shall be to a single referee. The referee shall be a retired Judge of the Orange County Superior Court or a retired Justice of the California Court of Appeals or California Supreme Court. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed to limit the right of a party, pending appointment of the referee, to seek and obtain writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or similar provisional remedy.

(c)               Within fifteen (15) days after a party gives written notice in accordance with this Agreement to all other parties to a Dispute that the Dispute exists, all parties to the Dispute shall attempt to agree on the individual to be appointed as referee. If the parties are unable to agree on the individual to be appointed as referee, the referee shall be appointed, upon noticed motion or ex parte application by any party, by the Orange County Superior Court (“Superior Court”) in accordance with the CCP Section 640, subject to all rights of the parties to challenge or object to the appointment, including without limitation the right to peremptory challenge under CCP Section 170.6. If the referee (or any successor referee) appointed by the Superior Court is unable, or at any time becomes unable, to serve as referee in the Dispute, the Superior Court shall appoint a new referee as agreed to by the parties or, if the parties cannot agree, in accordance with CCP Section 640, which new referee shall then have the same powers, and be subject to the same terms and conditions, as the predecessor referee.

(d)               Venue for all proceedings before the referee, and for any Superior Court proceeding for the appointment of the referee, shall be exclusively within the County of Orange, State of California. The referee shall have the exclusive power to determine whether a Dispute is subject to judicial reference pursuant to this section. Trial, and all proceedings and hearings on dispositive motions, conducted before the referee shall be conducted in the presence of, and shall be transcribed by, a court reporter, unless otherwise agreed to in writing by all parties to the proceeding. The referee shall issue a written statement of decision, which shall be subject to objections of the parties pursuant to CRC Rule 3.1590 as if the statement of decision were issued by the Superior Court. The referee’s powers include, in addition to those set forth in CCP Sections 638, et seq., and CRC Rules 3.901, et seq., (i) the power to grant provisional relief, including without limitation writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction; and (ii) the power to hear and resolve all post-trial matters in connection with the Dispute that would otherwise be determined by the Superior Court, including without limitation motions for new trial, reconsideration, to vacate judgment, to stay execution or enforcement, to tax costs, and/or for attorneys’ fees. The parties shall, subject to the referee’s power to award attorneys’ fees and costs to the prevailing party, bear equally the costs of the referenced proceeding, including without limitation the fees and costs of the referee and the court reporter.

(e)               The parties acknowledge that (i) the referee alone shall determine all issues of fact and/or law in the Dispute, without jury; (ii) the referee does not have the power to empanel a jury; (iii) the Superior Court shall enter judgment on the decision of the referee pursuant to Section 644(a) of the CCP as if the decision were issued by the Superior Court; (iv) the decision of the referee shall not be subject to review by the Superior Court; and (v) the decision of the referee, once entered as a judgment by the Superior Court, shall be binding, final and conclusive, shall have the full force and effect of a judgment of the Superior Court, and shall be subject to appeal to the same extent as a judgment of the Superior Court.

8.14          Amendment and Restatement.

(a)               On the A&R Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Borrower of the obligations under the Existing Credit Agreement (whether or not such obligations are contingent as of the A&R Date), (ii) the representations and warranties made by the Borrower prior to the A&R Date and (iii) any action or omission performed or required to be performed pursuant to such Existing Credit Agreement prior to the A&R Date (including any failure, prior to the A&R Date, to comply with the covenants contained in such Existing Credit Agreement). Except as expressly set forth herein, the amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement prior to the A&R Date. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(b)               On and after the A&R Date, (i) all references to the Existing Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any Article, Section or sub-clause of the Existing Credit Agreement in any Loan Document (other than this Agreement) shall be deemed to be references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on and after the A&R Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

(c)               This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar, and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

(d)               Borrower hereby acknowledges and agrees that (i) the Liens created and provided for by the Loan Documents continue to secure, among other things, all obligations arising under this Agreement, and (ii) the Loan Documents and the rights and remedies of Lender thereunder, the obligations of Borrower thereunder, and the Liens created and provided for thereunder, remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Agreement.

[remainder of page left intentionally blank; signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BORROWER:

VERTICAL CAPITAL INCOME FUND,

a Delaware statutory trust

By:/s/ S. Jason Hall

Name: S. Jason Hall

Title: Treasurer

LENDER:

SUNWEST BANK,

a California banking corporation

By: /s/ Kurt Ross
Name: Kurt Ross

Title: Senior Vice President

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “Amendment”) is dated this 4th day of January, 2018, between VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust, with its principal office located at c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, New York 11788 (“Borrower”), and SUNWEST BANK, a California banking corporation, with its principal office located at 2050 Main Street, Suite 300, Irvine, California 92614 (“Lender”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

1.	Borrower and Lender are party to that certain Amended and Restated Credit Agreement dated June 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Lender continued to extend to Borrower a revolving credit facility in the maximum amount of Fifteen Million Dollars ($15,000,000).
2.	Subject to the terms and conditions set forth herein, Borrower has requested, and Lender has agreed, to modify the Credit Agreement as set forth below to extend the maturity date from January 5, 2018 to April 5, 2018.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Accuracy of Recitals. Borrower and Lender acknowledge the accuracy of the Recitals, all of which are fully incorporated into this Amendment.

2.       Modification of Credit Agreement. The Credit Agreement is hereby modified as follows:

a.       The following definition in Section 1.1 of the Credit Agreement is amended and restated in their entirety as follows:

“Maturity Date” means April 5, 2018.

3.       Ratification of Loan Documents and Collateral. The Loan Documents are ratified and affirmed by Borrower and will remain in full force and effect as modified herein, and as those Loan Documents may have been amended, restated or otherwise modified from time to time. Any property or rights to or interest in property granted as security in the Loan Documents will remain as security for the Commitment and the obligations of Borrower in the Loan Documents. Each reference in any Loan Document to any other Loan Document will be a reference to such Loan Document as modified by this Amendment or as otherwise amended, restated or modified.

4.       Borrower Representations and Warranties. Borrower represents and warrants to Lender:

a.       No Event of Default under the Credit Agreement, as modified herein, or any other Loan Document, as those Loan Documents may have been amended, restated or otherwise modified, has occurred and is continuing.

b.       There has been no event or occurrence which has resulted or would result in a Material Adverse Effect as of the date hereof.

c.       After giving effect to the amendments contemplated hereby, each and all representations and warranties of Borrower in the Loan Documents, as such Loan Documents may have been amended, restated or otherwise modified, are accurate on the date hereof in all material respects.

d.       Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan Documents as modified by this Amendment or as otherwise amended, restated or modified.

e.       The Loan Documents, as modified by this Amendment or as otherwise amended, restated or modified, are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

f.       Borrower is validly existing under the laws of the state of its formation and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Documents, as modified herein or as otherwise amended, restated or modified. Each of the certificates and resolutions previously delivered to Lender in connection with the Commitment and Advances continues to be true and accurate in all material respects, has not been rescinded, revoked, terminated, limited, restricted or otherwise modified and continues in Mt force and effect. The execution and delivery of this Amendment and the performance of the Loan Documents, as modified herein or as otherwise amended, restated or modified, have been duly authorized by all requisite action by or on behalf of Borrower and all other requisite persons. This Amendment has been duly executed and delivered on behalf of Borrower. The execution and delivery of this Amendment and the performance of the Loan Documents, including, without limitation, the Credit Amendment as modified herein, do not conflict with, or result in a violation by Borrower of or a default by Borrower under (i) any applicable law, ordinance, regulation, or rule (federal, state, or local) to which Borrower or any of its assets or property is subject, (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of its assets or property is bound, or (iii) any approvals or permits issued by any Governmental Authority to which Borrower or any of its assets or property is subject or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of its assets or property is bound, which, in any of the cases described in clauses (i)-(iii) above, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

g.       The Indebtedness and all other obligations of Borrower to Lender with respect to the Commitment as set forth in the Loan Documents, as modified by this Amendment or otherwise amended, restated or modified, are secured by a duly perfected first priority lien on the Collateral (subject only to those exceptions to title as may be permitted under the Loan Documents and as may be or may have been approved in writing by Lender) and any proceeds thereof,

h.       Borrower has not received written notice of any existing mechanic or materialman lien claims or any legal proceeding that is pending (or threatened) before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or its assets may be bound or affected that, if adversely determined, is reasonably likely to result in a Material Adverse Effect, and to Borrower’s current actual knowledge, no hearing, inquiry, or investigation relating to Borrower or its assets or property is pending (or threatened) by any Governmental Authority that, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

5.       Covenants of Borrower. Borrower covenants with Lender that Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

6.       No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement or the Loan Documents. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or any of the Loan Documents.

7.       Release. Borrower, and its successors, assigns, directors, officers, employees, attorneys, agents (collectively, “Releasing Parties”), fully, finally, and forever releases and discharges Lender and its representatives, successors, assigns, directors, officers, employees, attorneys, agents (collectively, “Released Parties”) from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity arising under or in any manner in connection with the Indebtedness or Loan Documents, that Releasing Parties have or in the future may have, whether known or unknown, occurring prior to the date of this Amendment. It is the intention of Releasing Parties that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above.

Releasing Parties acknowledge and represent that they been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.” Releasing Parties, being aware of said code section, expressly waive any and all rights they may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein. This general release shall act as a release of all included claims, rights and causes of action, whether such claims are currently known, unknown, foreseen or unforeseen and regardless of any present lack of knowledge as to such claims. Releasing Parties understand and acknowledge the significance and consequence of this waiver of California Civil Code Section 1542, and hereby assume full responsibility for any injuries, damages, losses or liabilities released herein,

Borrower’s Initials: /s/ SJH

8.       Extension Fee. In consideration of this Amendment, Borrower shall pay to Lender, in immediately available funds, an extension fee of $18,750.00 (the “Extension Fee”), which fee shall be fully earned on the date hereof.

9.       Conditions Precedent; Execution and Delivery of Amendment by Lender. This Amendment shall become effective and binding on Lender only upon satisfaction, as determined by Lender in its sole and absolute discretion, of the following conditions precedent:

a.       No Event of Default. No Event of Default, event that with the giving of notice, the passage of time or both would constitute an Event of Default or Material Adverse Effect shall have occurred and be continuing as of the date of this Amendment.

b.       Execution and Delivery of Amendment. Borrower shall have delivered to Lender a fully executed original of this Amendment.

c.       Payment of Lender’s Fees and Costs. Borrower shall have paid Lender the Extension Fee, and all of Lender’s fees and costs incurred in connection with this Amendment, including, without limitation, reasonable attorneys’ fees and costs.

d.       Other Documents and Information. Borrower shall have delivered to Lender such other documents and information as Lender may reasonably require to effectuate the intent of this Amendment.

10.       Entire Agreement. Change, Discharge, Termination, or Waiver. The Loan Documents, as modified herein, and as otherwise amended, restated or modified, contain the entire understanding and agreement of Borrower in respect of the subject matter herein and therein and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of such Loan Documents may be further changed, discharged, supplemented, terminated, or waived except in a writing signed by Lender and Borrower.

Borrower’s Initials: /s/ SJH

11.       Binding Effect. The Loan Documents as modified herein are binding upon, and inure to the benefit of Borrower and Lender and their respective successors and assigns.

12.       Choice of Law. This Amendment is governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

13.       USA Patriot, Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title HI of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender, as applicable, to identify Borrower in accordance with the Act.

14.       Counterpart Execution. This Amendment may be executed in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Execution and delivery by facsimile or other electronic transmission shall bind the undersigned.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first above written.

BORROWER:

VERTICAL CAPITAL INCOME FUND,

a Delaware statutory trust

By: /s/ S. Jason Hall

Name: S. Jason Hall

Title: Treasurer

LENDER:

SUNWEST BANK,

a California banking corporation

By: /s/ Raymond Way

Name: Raymond Way

Title: SVP

[SIGNATURE PAGE TO FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT]

-4-